EXHIBIT 99.1

Cardtronics Announces First Quarter 2016 Results

HOUSTON, April 28, 2016 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, today announced its financial and operational results for the quarter ended March 31, 2016.

Key financial statistics in the first quarter of 2016 as compared to the first quarter of 2015 include:

  Total revenues of $303.2 million, up 8% from $281.9 million (10% on a constant-currency basis).
  ATM operating revenues of $292.1 million, up 12% from $260.0 million (15% on a constant-currency basis).
  Gross margin of 35.4%, up from 33.4% in 2015.
  GAAP Net Income of $15.4 million, or $0.34 per diluted share, compared to GAAP Net Income of $15.2 million, or $0.34 per diluted share.
  Adjusted Net Income per diluted share of $0.68, up 6% from $0.64.
  Adjusted EBITDA of $73.2 million, up 8% from $67.5 million.
  Cash flows from operating activities of $44.7 million, up 45% from $30.9 million.

“We had a good start to 2016, with our core ATM operating revenues up approximately 15% on a constant-currency basis for the quarter. We also enjoyed expansion of gross margins – which were up 200 basis points, once again demonstrating the strength and durability of our model and solid execution by our team. We continue to see opportunities for profitable revenue growth in our key markets and are seeing increasing opportunities for expansion into new markets,” commented Steve Rathgaber, Cardtronics’ chief executive officer.

RECENT HIGHLIGHTS

  In April, completed the acquisition of a 2,586 location ATM portfolio from Chase, which included contracts with Walgreens, ampm, Duane Reade, and other retail and airport locations.
  Secured ATM operating contracts representing over 550 locations in Europe.
  Launched ATM operations in the Republic of Ireland and entered into a long-term agreement to operate approximately 120 ATMs (included in the 550 locations above) for Topaz, the largest convenience/fuel retailer in Ireland.
  Installed ATMs at over 700 new turnkey sites during the first quarter of 2016.
  Entered agreements with 20 new financial institutions for participation in the Allpoint Network, adding over 100,000 cards that will seek surcharge-free ATM access to our network.
  Announced the Company’s plan to redomicile in the U.K., subject to shareholder approval.

FIRST QUARTER RESULTS

Consolidated revenues totaled $303.2 million for the first quarter of 2016, representing an 8% increase from $281.9 million in the first quarter of 2015. ATM operating revenues were up 12% from the first quarter of 2015. Adjusting for unfavorable movements in currency exchange rates, ATM operating revenues were up approximately 15% from the first quarter of 2015, driven primarily by organic growth. The $10.7 million decrease in ATM product sales and other revenues in the first quarter was attributable to the Company’s 2015 divestiture of the retail cash-in-transit component of its previously acquired Sunwin business in the U.K. Cost of ATM product sales and other revenues decreased correspondingly by $9.4 million in the first quarter.

Adjusted EBITDA for the first quarter of 2016 totaled $73.2 million, representing an 8% increase over the $67.5 million of Adjusted EBITDA during the first quarter of 2015. Adjusted Net Income totaled $31.3 million ($0.68 per diluted share) for the first quarter of 2016, compared to $29.0 million ($0.64 per diluted share) during the first quarter in 2015. The increases in Adjusted EBITDA and Adjusted Net Income were primarily driven by the Company’s revenue growth and margin expansion. Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the first quarter of 2016 totaled $15.4 million, compared to GAAP Net Income of $15.2 million during the first quarter in 2015. The increase in GAAP Net Income for the first quarter of 2016 was the result of continued revenue growth and margin expansion, which was mostly offset by nonrecurring professional services costs of approximately $6.0 million during the quarter associated with the Company’s planned redomicile of its parent company in the U.K., announced on April 27, 2016. These costs are reported in our results from operations under the redomicile-related expense category and have been excluded from the Company’s calculation of Adjusted EBITDA and Adjusted Net Income in the first quarter.

ATM operating revenues in North America were up 7% for the quarter, all of which was accounted for by organic growth. ATM operating revenues in Europe were up 20% for the quarter (27% constant-currency basis), driven by a combination of strong organic growth and to a lesser extent, acquisition-related growth.

2016 GUIDANCE

The Company is updating the financial guidance it provided in February 2016 regarding its anticipated results for the full year 2016:

  Revenues of $1.25 billion to $1.27 billion;
  Gross Profit Margin of 35.0% to 36.0%;
  Adjusted EBITDA of $320 million to $328 million;
  Depreciation and accretion expense of $94 million to $96 million, net of noncontrolling interests;
  Cash interest expense of $18.0 to $18.5 million, net of noncontrolling interests;
  Adjusted Net Income per diluted share of $3.08 to $3.18, based on approximately 45.8 million weighted average diluted shares outstanding; and
  Capital expenditures of $150 million to $160 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of £1.00 U.K. to $1.40 U.S., $17.50 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.75 U.S., and €1.00 Euros to $1.10 U.S.

LIQUIDITY

The Company had $315 million in available borrowing capacity under its $375 million revolving credit facility due in 2019 and $25 million in cash on hand as of March 31, 2016. The Company’s outstanding indebtedness as of March 31, 2016 consisted of $250 million in senior notes due 2022, $288 million convertible senior notes due 2020, and $60 million in borrowings under its revolving credit facility due 2019. The senior and convertible senior notes have carrying balances of $247 million and $233 million, respectively, and are reflected as long-term debt on the balance sheet, net of issuance costs and unamortized discounts.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, April 28, 2016, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the first quarter ended March 31, 2016. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the “Cardtronics First Quarter Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, May 12, 2016, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 86110230 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through May 31, 2016.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenue on a constant-currency basis are non-GAAP financial measures provided as a complement to results prepared in accordance with U.S. GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes stock-based compensation expense, acquisition and divestiture-related expenses, certain other non-operating and nonrecurring expenses, gains or losses on disposal of assets, the Company’s obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted EBITDA % is calculated by taking Adjusted EBITDA over U.S. GAAP total revenues. Adjusted Net Income represents net income computed in accordance with U.S. GAAP, before amortization of intangible assets, gains or losses on disposal of assets, stock-based compensation expense, certain other (income) expense amounts, nonrecurring expenses, and acquisition and divestiture-related expenses, and uses an estimated long-term cash tax rate of 32.0% for the three months ended March 31, 2016 and 2015, with certain adjustments for noncontrolling interests. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company’s long-term debt. Management calculates Revenue on a constant-currency basis by using the average foreign exchange rates applicable in the corresponding period of the previous year and applying these rates to foreign-denominated revenue of the current period. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with U.S. GAAP is referred to as the foreign exchange impact on revenue. Management uses Revenue on a constant-currency basis to eliminate the effect foreign currency has on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with U.S. GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable U.S. GAAP financial measures are presented in tabular form at the end of this press release.

ABOUT CARDTRONICS (NASDAQ:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics provides services to approximately 195,000 ATMs in North America and Europe. Whether Cardtronics is driving foot traffic for North America and Europe’s top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “project,” “believe,” “estimate,” “expect,” “future,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual results to differ materially from the Company’s historical experience and present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include:

  the Company’s financial outlook and the financial outlook of the ATM industry and the continued usage of cash by consumers at rates near historical patterns;
  the Company’s ability to respond to recent and future network and regulatory changes, including forthcoming requirements surrounding Europay, MasterCard, and Visa (“EMV”) security standards;
  the Company’s ability to renew its existing customer relationships on comparable economic terms and add new customers;
  the Company’s ability to pursue and successfully integrate acquisitions;
  changes in interest rates and foreign currency rates;
  the Company’s ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company’s ability to manage concentration risks with key customers, vendors and service providers;
  the Company’s ability to prevent thefts of cash;
  the Company’s ability to manage cybersecurity risks and prevent data breaches;
  the Company’s ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company’s ability to provide new ATM solutions to retailers and financial institutions including placing additional banks’ brands on ATMs currently deployed;
  the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company’s ability to successfully implement and evolve its corporate strategy;
  the Company’s ability to compete successfully with new and existing competitors;
  the Company’s ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business;
  the Company’s ability to retain its key employees and maintain good relations with its employees.

Forward-looking statements also are affected by the risk factors described in the Company’s Annual Report on Form 10- K for the year ended December 31, 2015, as amended, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations
For the Three Months Ended March 31, 2016 and 2015
(In thousands, excluding share and per share amounts and percentages)
(Unaudited)

	Three Months Ended
	March 31,
	2016	% Change	2015
Revenues:
ATM operating revenues	$292,088	12.3%	$260,023
ATM product sales and other revenues	11,159	(49.0)	21,878
Total revenues	303,247	7.6	281,901
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below.)	185,940	10.3	168,508
Cost of ATM product sales and other revenues	9,933	(48.5)	19,292
Total cost of revenues	195,873	4.3	187,800
Gross profit	107,374	14.1	94,101
Gross profit %	35.4%		33.4%
Operating expenses:
Selling, general, and administrative expenses	37,399	21.1	30,880
Redomicile-related expense	6,036	n/m	—
Acquisition and divestiture-related expenses	1,584	(32.8)	2,358
Depreciation and accretion expense	22,677	12.8	20,112
Amortization of intangible assets	9,263	(2.5)	9,497
Loss (gain) on disposal of assets	382	n/m	(533)
Total operating expenses	77,341	24.1	62,314
Income from operations	30,033	(5.5)	31,787
Other expense:
Interest expense, net	4,492	(4.6)	4,710
Amortization of deferred financing costs and note discount	2,782	0.1	2,779
Other (income) expense	(555)	n/m	1,060
Total other expense	6,719	(21.4)	8,549
Income before income taxes	23,314	0.3	23,238
Income tax expense	7,955	(6.0)	8,464
Net income	15,359	4.0	14,774
Net loss attributable to noncontrolling interests	(25)	n/m	(459)
Net income attributable to controlling interests and available to common stockholders	$15,384	1.0%	$15,233

Net income per common share – basic	$0.34		$0.34
Net income per common share – diluted	$0.34		$0.34

Weighted average shares outstanding – basic	45,073,654		44,667,248
Weighted average shares outstanding – diluted	45,703,488		45,265,601

Condensed Consolidated Balance Sheets
As of March 31, 2016 and December 31, 2015
(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,049	$26,297
Accounts and notes receivable, net	73,924	72,009
Inventory, net	9,652	10,675
Restricted cash	28,591	31,565
Current portion of deferred tax asset, net	—	16,300
Prepaid expenses, deferred costs, and other current assets	57,740	56,678
Total current assets	194,956	213,524
Property and equipment, net	369,032	375,488
Intangible assets, net	140,508	150,780
Goodwill	546,392	548,936
Deferred tax asset, net	13,299	11,950
Prepaid expenses, deferred costs, and other noncurrent assets	22,989	19,257
Total assets	$1,287,176	$1,319,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$32,194	$32,732
Accounts payable and other accrued and current liabilities	244,213	244,908
Total current liabilities	276,407	277,640
Long-term liabilities:
Long-term debt	540,314	568,331
Asset retirement obligations	52,009	51,685
Deferred tax liability, net	3,693	21,829
Other long-term liabilities	46,519	30,657
Total liabilities	918,942	950,142
Stockholders' equity	368,234	369,793
Total liabilities and stockholders’ equity	$1,287,176	$1,319,935

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:	Three Months Ended
	March 31,
	2016	% Change	2015
	(In thousands, excluding percentages)
North America	$210,092	7.0%	$196,277
Europe	87,980	2.3	85,966
Corporate & Other	11,138	n/m	4,801
Eliminations	(5,963)	15.9	(5,143)
Total revenues	$303,247	7.6%	$281,901

Total gross profit by segment:	Three Months Ended
	March 31,
	2016	% Change	2015
	(In thousands, excluding percentages)
North America	$73,954	6.1%	$69,701
Europe	30,115	25.8	23,937
Corporate & Other	3,305	n/m	463
Total gross profit	$107,374	14.1%	$94,101

Breakout of ATM operating revenues:	Three Months Ended
	March 31,
	2016	% Change	2015
	(In thousands, excluding percentages)
Surcharge revenues	$116,846	5.8%	$110,433
Interchange revenues	107,030	15.5	92,658
Bank-branding and surcharge-free network revenues	47,209	12.7	41,884
Managed services revenues	8,839	4.9	8,428
Other revenues	12,164	83.7	6,620
Total ATM operating revenues	$292,088	12.3%	$260,023

Breakout of cost of ATM operating revenues (exclusive of	Three Months Ended
depreciation, accretion, and amortization of intangible assets):	March 31,
	2016	% Change	2015
	(In thousands, excluding percentages)
Merchant commissions	$88,395	11.4%	$79,349
Vault cash rental	17,273	3.0	16,775
Other costs of cash	20,269	11.8	18,124
Repairs and maintenance	17,303	(1.1)	17,499
Communications	7,612	5.1	7,240
Transaction processing	3,602	(7.9)	3,911
Stock-based compensation	117	(65.2)	336
Employee costs	17,606	54.0	11,429
Other expenses	13,763	(0.6)	13,845
Total cost of ATM operating revenues	$185,940	10.3%	$168,508

Breakout of selling, general, and administrative expenses:	Three Months Ended
	March 31,
	2016	% Change	2015
	(In thousands, excluding percentages)
Employee costs	$20,665	20.9%	$17,093
Stock-based compensation	3,051	(21.1)	3,867
Professional fees	5,714	113.2	2,680
Other expenses	7,969	10.1	7,240
Total selling, general, and administrative expenses	$37,399	21.1%	$30,880

Depreciation and accretion by segment:	Three Months Ended
	March 31,
	2016	% Change	2015
	(In thousands, excluding percentages)
North America	$11,996	(0.9)%	$12,101
Europe	9,096	13.5	8,011
Corporate & Other	1,585	n/m	—
Total depreciation and accretion expense	$22,677	12.8%	$20,112

SELECTED BALANCE SHEET DETAIL:

Long-term debt	March 31, 2016	December 31, 2015
	(In thousands)
Revolving credit facility	$60,149	$90,835
5.125% Senior notes (1)	246,887	246,742
1.00% Convertible senior notes (1)	233,278	230,754
Total long-term debt	$540,314	$568,331

(1) Our 5.125% senior notes due 2022 with a face value of $250.0 million are presented net of capitalized debt issuance costs of $3.1 million and $3.3 million as of March 31, 2016 and December 31, 2015, respectively. Our 1.00% convertible senior notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $54.2 million and $56.7 million as of March 31, 2016 and December 31, 2015, respectively. In accordance with U.S. GAAP the estimated fair value of the conversion feature within the convertible senior notes was recorded as additional paid-in capital within equity at issuance. The convertible senior notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2015	44,953,620
Shares repurchased	(125,621)
Shares issued – stock options exercised	12,610
Shares vested – restricted stock units	379,695
Total shares outstanding as of March 31, 2016	45,220,304

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended
	March 31,
	2016	2015
	(In thousands)
Cash provided by operating activities	$44,654	$30,872
Cash used in investing activities	(11,756)	(39,812)
Cash used in financing activities	(34,041)	(3,769)
Effect of exchange rate changes on cash	(105)	(1,971)
Net decrease in cash and cash equivalents	(1,248)	(14,680)
Cash and cash equivalents as of beginning of period	26,297	31,875
Cash and cash equivalents as of end of period	$25,049	$17,195

Key Operating Metrics – Including Acquisitions in All Periods Presented
For Three Months Ended March 31, 2016 and 2015
(Unaudited)

	Three Months Ended
	March 31,
	2016		2015
Average number of transacting ATMs:
United States: Company-owned	39,295		38,055
United Kingdom	15,808		13,731
Mexico	1,391		1,746
Canada	1,853		1,574
Germany and Poland	1,127		927
Subtotal	59,474		56,033
United States: Merchant-owned (1)	17,455		21,002
Average number of transacting ATMs – ATM operations	76,929		77,035

Managed Services and Processing
United States: Managed services – Turnkey	2,204		2,168
United States: Managed services – Processing Plus and Processing operations, net (2)	110,925		30,432
Canada: Managed services	1,524		920
Average number of transacting ATMs – Managed services and processing	114,653		33,520

Total average number of transacting ATMs	191,582		110,555

Total transactions (in thousands):
ATM operations	313,131		278,358
Managed services and processing, net (2)	170,879		33,270
Total transactions	484,010		311,628

Cash withdrawal transactions (in thousands):
ATM operations	192,086		169,469

Per ATM per month amounts (excludes managed services and processing):		% Change
Cash withdrawal transactions	832	13.5%	733

ATM operating revenues	$1,216	10.1%	$1,104
Cost of ATM operating revenues (3)	790	9.1%	724
ATM operating gross profit (3) (4)	$426	12.1%	$380

ATM operating gross profit margin (3) (4)	35.0%		34.4%

(1) Certain ATMs previously reported in this category are now included in the United States: Managed services - Processing Plus and Processing operations, net category below.
(2) The notable increase in the United States: Managed services - Processing Plus and Processing operations, net category is mostly attributable to the July 1, 2015 acquisition of Columbus Data Services, L.L.C. (“ CDS”) and the incremental number of transacting ATMs for which CDS provides processing services.
(3) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company’s Consolidated Statements of Operations.
(4) Revenues and expenses relating to managed services, processing, ATM equipment sales, and other ATM-related services are not included in this calculation.

Key Operating Metrics – Ending Machine Count
As of March 31, 2016 and 2015
(Unaudited)

	As of March 31,
	2016	2015
Ending number of transacting ATMs:
United States: Company-owned	40,088	38,257
United Kingdom	15,928	14,630
Mexico	1,380	1,444
Canada	1,862	1,600
Germany and Poland	1,130	953
Total Company-owned	60,388	56,884
United States: Merchant-owned	16,828	20,276
Ending number of transacting ATMs: ATM operations	77,216	77,160

United States: Managed services – Turnkey	2,225	2,180
United States: Managed services – Processing Plus and Processing operations, net	113,786	31,171
Canada: Managed services	1,648	950
Ending number of transacting ATMs: Managed services and processing, net	117,659	34,301

Total ending number of transacting ATMs	194,875	111,461

Reconciliation of Net Income Attributable to Controlling Interest and Available to Common Stockholders to
EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three Months Ended March 31, 2016 and 2015
(Unaudited)
	Three Months Ended
	March 31,
	2016	2015
Net income attributable to controlling interests and available to common stockholders	$15,384	$15,233
Adjustments:
Interest expense, net	4,492	4,710
Amortization of deferred financing costs and note discount	2,782	2,779
Income tax expense	7,955	8,464
Depreciation and accretion expense	22,677	20,112
Amortization of intangible assets	9,263	9,497
EBITDA	$62,553	$60,795

Add back:
Loss (gain) on disposal of assets	382	(533)
Other (income) expense	(555)	1,060
Noncontrolling interests (1)	(18)	(425)
Stock-based compensation expense (2)	3,168	4,197
Acquisition and divestiture-related expenses (3)	1,584	2,358
Redomicile-related expense (4)	6,036	—
Adjusted EBITDA	$73,150	$67,452
Less:
Interest expense, net (2)	4,492	4,707
Depreciation and accretion expense (5)	22,669	20,055
Adjusted pre-tax income	$45,989	$42,690
Income tax expense (6)	14,716	13,660
Adjusted Net Income	$31,273	$29,030

Adjusted Net Income per share	$0.69	$0.65
Adjusted Net Income per diluted share	$0.68	$0.64

Weighted average shares outstanding – basic	45,073,654	44,667,248
Weighted average shares outstanding – diluted	45,703,488	45,265,601

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of its Mexico subsidiary. In December 2015, the Company increased its ownership interest in its Mexico subsidiary from 51.0% to 95.7%.
(2) For the three months ended March 31, 2015, amounts exclude a portion of the expenses incurred by the Company’s Mexico subsidiary to account for the amounts allocable to the noncontrolling interest stockholders.
(3) Acquisition and divestiture-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including employee-related severance costs.
(4) For the three months ended March 31, 2016, the Company incurred $6.0 million in expenses associated with its plan to redomicile to the U.K.
(5) Amounts exclude a portion of the expenses incurred by the Company’s Mexico subsidiary to account for the amounts allocable to the noncontrolling interest stockholders. In December 2015, the Company increased its ownership interest in its Mexico subsidiary.
(6) Calculated using the Company’s estimated long-term, cross-jurisdictional effective cash tax rate of 32.0%.

Reconciliation of Free Cash Flow
For the Three Months Ended March 31, 2016 and 2015
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015
	(In thousands)
Cash provided by operating activities	$44,654	$30,872
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions and divestitures	(16,451)	(31,678)
Free cash flow	$28,203	$(806)

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2016
(In millions, excluding share and per share amounts)
(Unaudited)

	Estimated Range Full Year 2016
Net Income	$85.0	$88.5
Adjustments:
Interest expense, net	18.5	18.0
Amortization of deferred financing costs and note discount	11.5	11.5
Income tax expense	40.0	42.0
Depreciation and accretion expense (1)	94.0	96.0
Amortization of intangible assets	40.0	40.0
EBITDA	$289.0	$296.0

Add Back:
Stock-based compensation expense	18.0	18.0
Redomicile-related expense	10.0	11.0
Acquisition and divestiture-related costs	2.0	2.0
Loss on disposal of assets	1.0	1.0
Adjusted EBITDA	$320.0	$328.0
Less:
Interest expense, net	18.5	18.0
Depreciation and accretion expense	94.0	96.0
Income tax expense (2)	66.4	68.5
Adjusted Net Income	$141.1	$145.5

Adjusted Net Income per diluted share	$3.08	$3.18

Weighted average shares outstanding - diluted	45.8	45.8

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s interest of its Mexico subsidiary.
(2) Calculated using the Company’s estimated long-term, cross-jurisdictional effective cash tax rate of 32.0%.

Contact Information:

Media Relations	Investor Relations
Nick Pappathopoulos	Phillip Chin
Director – Public Relations	EVP Corporate Development & Investor Relations
832-308-4396	832-308-4975
npappathopoulos@cardtronics.com	ir@cardtronics.com

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